SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2005


                                BEXIL CORPORATION
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                     005-51849             13-3907058
--------------------------------------------------------------------------------
(State or Other Jurisdiction of (Commission File Number)    (IRS Employer
        Incorporation) Identification No.)



                   11 Hanover Square  New York, NY               10005
               (Address of Principal Executive Offices)        (ZIP Code)


       Registrant's telephone number, including area code: 1-212-785-0400


                                 Not Applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 2.02. Results of Operations and Financial Conditions.

     On August 15, 2005, Bexil Corporation (the "Company") issued a press release announcing financial results for the second quarter ended June 30, 2005. A copy of the August 15, 2005 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information contained in this report on Form 8-K (including the exhibit) is being furnished pursuant to Item 5 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exihibits.

          (c)  Exhibits.


               Exhibit No.   Description of Exhibit
               ==========    =================================================
                    99.1     Press Release announcing its financial results for
                             the second quarter ended June 30, 2005.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BEXIL CORPORATION


Date:     August 15, 2005                       /s/ Thomas B. Winmill
                                                ---------------------
                                                    Thomas B. Winmill
                                                    President

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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                                  Exhibit Description
--------------                                  -------------------

     99.1                               Press Release announcing its financial
                                         results for the second quarter ended
                                                  June 30, 2005.




Bexil Corporation Announces Second Quarter 2005 Financial Results

NEW YORK - Bexil Corporation (AMEX: BXL) today reported its financial results for the second quarter of 2005.

                                BEXIL CORPORATION
                    UNAUDITED CONDENSED STATEMENTS OF INCOME

                                                                    Three Months Ended           Six Months Ended
                                                                         June 30,                    June 30,
                                                                         --------                    --------
                                                                   2005           2004 *        2005           2004  *
                                                                   ----           -----        ------         -------
Revenues:
  Consulting fees                                                $ 37,500       $ 24,999      $ 75,000       $ 49,998
  Other                                                            21,402         11,764        47,123         52,206
                                                                 --------       --------      --------         ------
                                                                   58,902         36,763       122,123        102,204
                                                                 --------       --------      --------        -------

Expenses:
  General and Administrative                                      177,266        179,252       332,773        382,743
  Communications                                                    4,877         12,192         8,281         16,977
  Professional fees                                               156,238         64,167       172,738         82,965
                                                                 --------       --------      --------        -------
                                                                  338,381        255,611       513,792        482,685
                                                                 --------       --------      --------       --------
Loss before income taxes and equity in earnings of
   York Insurance Services Group, Inc.                           (279,479)      (218,848)     (391,669)       (380,481)

Income tax benefit                                                (43,362)       (47,929)      (31,620)        (65,173)

Equity in earnings of York Insurance Services Group, Inc.         586,043        456,348     1,180,462         975,853
                                                                 --------       --------    ----------        --------

  Net income                                                    $ 349,926      $ 285,429     $ 820,413       $ 660,545
                                                                =========      =========     =========       =========

Per share net income:
  Basic                                                            $ 0.40         $ 0.32        $ 0.93          $ 0.75
  Diluted                                                          $ 0.40         $ 0.32        $ 0.93          $ 0.75

Average shares outstanding:
  Basic                                                           879,591        879,591       879,591         879,591
  Diluted                                                         879,591        879,591       879,591         880,249

* Note:
The unaudited statements of income for the three and six month periods ended June 30, 2004 were restated to correct the presentation of equity in earnings of York Insurance Services Group, Inc. The restatement presents the equity in earnings of York after income taxes on the statement of income instead of as a component of revenue as originally reported. The correction had no effect on net income or earnings per share.

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Bexil Corporation is a holding company. Our primary holding is a 50% interest in privately held York Insurance Services Group, Inc. ("York"). We account for our interest in York using the equity method, therefore York's financial results are not consolidated with our own.

Three Months Ended June 30, 2005 Compared to Three Months Ended June 30, 2004

For the three months ended June 30, 2005 compared to the three months ended June 30, 2004, total revenue of $58,902 increased $22,139 or 60.2% from $36,763, due to an increase in consulting fees of $12,500 and other revenue of $9,638. The increase in other revenue was due primarily to dividends earned from money market fund balances. The equity in the earnings of York of $586,043 increased $129,695 or 28.4% due to York's increased earnings. York's revenue in the same comparable period increased 25.7%.

Total expenses of $338,381 increased $82,770 or 32.4% compared to the same period in 2004. Professional fees increased $92,071 or 143.5% primarily due to an increase in audit fees. General and administrative and communications expenses decreased $9,301.

Net income for the three months ended June 30, 2005 was $349,926 or $0.40 per share on a diluted basis as compared to net income of $285,429 or $0.32 per share on a diluted basis for the three months ended June 30, 2004.

Six Months Ended June 30, 2005 Compared to Six Months Ended June 30, 2004

For the six months ended June 30, 2005 compared to the six months ended June 30, 2004, total revenue of $122,123 increased $19,919 or 19.5% from $102,204, due to an increase in consulting fees of $25,002 partially offset by a decrease in other revenue of $5,083. The equity in the earnings of York of $1,180,462 increased $204,609 or 21.0% due to York's increased earnings. York's revenue in the same comparable period increased 20.3%.

Total expenses of $513,792 increased $31,107 or 6.4% compared to the same period in 2004. Professional fees increased $89,773 or 108.2% primarily due to an increase in audit fees. General and administrative expenses decreased $49,970 or 13.1% due to lower compensation costs and directors fees of approximately $37,000 and $11,000, respectively. Communications expense decreased $8,696.

Net income for the six months ended June 30, 2005 was $820,413 or $0.93 per share on a diluted basis as compared to net income of $660,545 or $0.75 per share on a diluted basis for the six months ended June 30, 2004.

York is one of the leading privately owned insurance services business process sourcing companies in the United States. Since the 1930's, York through predecessor companies, has served as both an independent adjustment company and third party administrator providing claims data and risk related services to insurance companies, self insureds, and intermediaries throughout the United States. More recently York has established business units in the program management, licensed private investigation, recovery, environmental consulting, retail logistics and large/complex loss adjusting markets.

York's summarized and unaudited condensed financial information for the six months ended June 30, 2005 and 2004 was as follows:

                                              Six Months Ended June 30,
York Insurance Services Group, Inc.            2005               2004
                                               ----               ----
Revenues                                   $ 34,139,589       $ 28,380,576
Expenses                                   $ 30,002,810       $ 25,309,800
Net income                                  $ 2,360,926        $ 1,951,706

Working capital                            $ 11,512,969       $ 10,409,373
Total assets                               $ 27,359,677       $ 24,780,031
Total liabilities                          $ 11,151,779       $ 10,022,447
Shareholder's equity                       $ 16,207,898       $ 14,757,584

More information about Bexil may be found at its web site http://www.bexil.com.

This press release may contain "forward looking information" and "forward looking statements" and similar expressions that reflect Bexil's current expectations about its future performance, and are subject to risks, uncertainties and other factors that could cause Bexil's actual performance to differ materially from those expressed in, or implied by, the forward looking information and these forward looking statements.

Contact: Thomas O'Malley
         Chief Financial Officer
         1-212-785-0400, ext. 267
         tomalley@bexil.com

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